SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Diageo Capital plc

(Exact name of Registrant as Specified in Its Charter)

Scotland	None

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Edinburgh Park, 5 Lochside Way, Edinburgh, Scotland	EH12 9DT

(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: No. 333-14100

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.90% Diageo Notes due 18th December 2012	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a pricing supplement dated December 18th, 2002 (the “Pricing Supplement”) and a prospectus supplement dated March 22, 2002 (the “Prospectus Supplement”) to a prospectus dated November 30, 2001 (the “Prospectus”), relating to the Securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3 (File No. 333-14100) declared effective by the Commission on November 30, 2001. The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

     Reference is made to the information set forth in the Pricing Supplement and under the headings “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities and Guarantees” and “Certain U.S. Federal and U.K. Tax Considerations” in the Prospectus, which information is incorporated herein by reference.

Item 2. Exhibits.

     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

(A)	Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b)).

(B)	1.1	Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”), and Citibank, N.A., as Trustee, dated as of August 3, 1998 (the “Indenture”) (incorporated by reference to Exhibit 4.1 filed in the Registrant’s Registration Statement No. 333-8874).

1.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 1.1 hereof).

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities (incorporated by reference to Exhibit 1.3 filed in the Registrant’s Registration Statement on Form 8-A dated April 11, 2002).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Diageo Capital plc (Registrant)

Date: 18th December, 2002	By: /s/ DAVID GILLARD
Name: David Gillard

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”), and Citibank, N.A., as Trustee, dated as of August 3, 1998 (the “Indenture”) (incorporated by reference to Exhibit 4.1 filed in Registrant’s Registration Statement No. 333-8874).

1.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 1.1 hereof).

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities (incorporated by reference to Exhibit 1.3 filed in the Registrant’s Registration Statement on Form 8-A dated April 11, 2002).